UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2006

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into a Material Definitive Agreement

On January 27, 2006, the Board of Directors of MarkWest Hydrocarbon, Inc. (“MarkWest Hydrocarbon”) approved director compensation for 2006.  Each non-employee director of MarkWest Hydrocarbon will receive:

•                  an annual retainer of $20,000,

•                  $2,000 each regularly scheduled quarterly meeting attendance fee,

•                  $1,000 committee meeting attendance fee, and

•                  an annual grant of 1,000 shares of restricted stock of MarkWest Hydrocarbon.

The respective Chairs of the Audit Committee and of the Compensation Committee will receive an additional annual retainer of $4,000 and $2,000, respectively.  Employee directors receive no additional compensation for serving as directors.  Directors will be reimbursed for reasonable expenses incurred in connection with attending board and committee meeting, or performing their duties as directors.  A Summary of Director Compensation is filed as Exhibit 10.1 to this Current Report on Form 8-K.

MarkWest Hydrocarbon’s Board of Directors and the stockholders previously adopted the Incentive Compensation Plan, which provides for incentive compensation in the form of an annual bonus to executives of MarkWest Hydrocarbon, based upon satisfaction of certain performance measures established annually by the Compensation Committee and Board of Directors of MarkWest Hydrocarbon.  MarkWest Hydrocarbon has previously filed the Incentive Compensation Plan with the Securities and Exchange Commission (“SEC”).

MarkWest Hydrocarbon formed MarkWest Energy Partners, L.P. (“MarkWest Energy”) on January 25, 2002, to acquire most of the assets, liabilities and operations of the MarkWest Hydrocarbon midstream energy business.  MarkWest Energy has no employees.  It is managed by the officers of MarkWest Energy’s general partner.  Aside from restricted unit awards, the executive officers of the general partner are compensated by MarkWest Hydrocarbon and do not receive compensation from the general partner or MarkWest Energy for their services in such capacities.  MarkWest Energy reimburses MarkWest Hydrocarbon for a portion of their salary.  As a result, incentive awards are based on the performance of both companies.

On January 27, 2006, the Compensation Committees and the Boards of Directors of MarkWest Hydrocarbon and MarkWest Energy’s general partner approved the payout of incentive awards for achieving and exceeding budgeted target levels for 2005.  The Boards approved incentive awards within the ranges set at the beginning of 2005.  For the 2005 plan, the Boards of Directors established a short-term incentive component and a long-term incentive component to the plan for officers and executives.  As certain budgeted targets were achieved, both the short-term and long-term incentive components ranged from 30% to 50% of base salary, based on three measurement criteria: 1) MarkWest Hydrocarbon operating cash flow; 2) MarkWest Energy distributable cash flow; and 3) department/individual goals and performance, with each criteria weighted based on individual and department responsibilities.  For stretch performance (120% or greater of budget plan), stretch incentive awards were set in the range of up to 20% to 50% of base salary.  Long-term incentive awards will be paid out in the form of MarkWest Hydrocarbon’s restricted shares and MarkWest Energy’s phantom shares.  Payout of the incentive awards will occur in February 2006.  The phantom units will be issued under the MarkWest Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the SEC, and the restricted stock will be issued under the MarkWest Hydrocarbon, Inc. 1996 Stock Incentive Plan, also previously filed with the SEC.  A summary of the 2005 Incentive Compensation Plan Performance Targets is filed as Exhibit 10.2 to this Current Report on Form 8-K.

At the January 27, 2006 meeting, the Compensation Committees and the Boards of Directors approved the performance targets to be applied under the Incentive Compensation Plan for determining incentive awards for executives and employees related to MarkWest Hydrocarbon’s and MarkWest Energy’s 2006 fiscal year.  For the approved 2006 plan, the Boards of Directors established a short-term incentive component to the plan for officers and executives.  Under the short-term incentive component, if budgeted targets are achieved, the short term cash incentives will range from 30% to 50% of base salary, again based on three measurement criteria: 1) MarkWest Hydrocarbon operating cash flow; 2) MarkWest Energy distributable cash flow; and 3) department/individual goals and performance, with each criteria weighted based on individual and department responsibilities.  If stretch performance is achieved, stretch short-term cash incentive awards will be available in the range of up to 20% to 50% of base salary.  Long-term incentive plans for 2006 are still under review and have not yet been finalized.  A summary of the material terms of the performance targets for 2006 under the Incentive Compensation Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(C)                           Exhibits.

Exhibit No.	Description of Exhibit

10.1	Summary of Director Compensation dated January 27, 2006

10.2	Summary of the 2005 Incentive Compensation Plan Performance Targets

10.3	Summary of the 2006 Incentive Compensation Plan Performance Targets

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: February 2, 2006	By:	/s/ JAMES G. IVEY
James G. Ivey Chief Financial Officer